UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2022

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman
(Address of principal executive offices)

KY1-1104

Cayman Islands

(Zip Code)

(510) 623-1231

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2022 (the “Effective Date”), SMART Global Holdings, Inc., a Cayman Islands exempted company (the “Parent Borrower,” and the “Company”), and SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower,” and together with the Parent Borrower, the “Borrowers,” and each, a “Borrower”), entered into a credit agreement (the “Credit Agreement”), by and among the Borrowers, the lenders party thereto and Citizens Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank.

Substantially simultaneously with entering into the Credit Agreement, the Borrowers applied a portion of the proceeds of the Credit Agreement to pay in full all borrowings and terminated all commitments under (i) that certain Third Amended and Restated Credit Agreement, dated as of March 6, 2020, by and among the Co-Borrower, certain financial institutions as lenders and Barclays Bank PLC, as administrative agent, (ii) that certain Loan and Security Agreement, dated as of December 23, 2020, by and among the Co-Borrower, each subsidiary of the Co-Borrower party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, and (iii) that certain Purchase Price Note, dated as of March 1, 2021, by and among the Parent Borrower and Cree, Inc., as holder.

The Credit Agreement provides for (i) a term loan credit facility in an aggregate principal amount of $275 million, (ii) a revolving credit facility in an aggregate principal amount of $250 million and (iii) a swingline credit facility in an aggregate principal amount of $20 million, in each case, maturing on February 7, 2027 (subject to certain earlier “springing maturity” dates upon certain conditions specified in the Credit Agreement). The Credit Agreement provides that up to $35 million of the revolving credit facility is available for issuances of letters of credit.

Under the Credit Agreement, loans bear interest at a rate per annum equal to either, at the Borrowers’ option, a Term SOFR rate or a base rate, in each case plus an applicable margin. The applicable margin for term loans is 2.00% per annum with respect to Term SOFR borrowings, and 1.00% per annum with respect to base rate borrowings. The applicable margin for revolving loans is as follows:

Total Leverage Ratio (as defined in the Credit Agreement)	Term SOFR Applicable Margin	Base Rate Applicable Margin
Greater than or equal to 4.50 to 1.00	3.00% per annum	2.00% per annum
Less than 4.50 to 1.00 but greater than or equal to 3.75 to 1.00	2.75% per annum	1.75% per annum
Less than 3.75 to 1.00 but greater than or equal to 3.25 to 1.00	2.50% per annum	1.50% per annum
Less than 3.25 to 1.00 but greater than or equal to 2.50 to 1.00	2.25% per annum	1.25% per annum
Less than 2.50 to 1.00 but greater than or equal to 1.75 to 1.00	2.00% per annum	1.00% per annum
Less than 1.75 to 1.00 but greater than or equal to 1.25 to 1.00	1.75% per annum	0.75% per annum
Less than 1.25 to 1.00	1.25% per annum	0.25% per annum

In addition to paying interest on outstanding principal, the Borrowers are required to pay the revolving lenders a quarterly unused commitment fee at an initial rate of 0.25%, which may increase up to a rate of 0.35% based on certain Total Leverage Ratio levels specified in the Credit Agreement.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Borrowers’ ability and the ability of the Borrowers’ subsidiaries to: incur additional indebtedness; create liens on assets; engage in mergers or consolidations; sell assets; pay dividends; make distributions or repurchase capital stock; make investments, loans or advances; repay or repurchase certain subordinated debt (except as scheduled or at maturity); create restrictions on the payment of dividends or other amounts to the Borrowers from the Borrowers’ restricted subsidiaries; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing the Borrowers’ subordinated debt and fundamentally change the Borrowers’ business.

The Credit Agreement also includes the following financial maintenance covenants tested on the final day of each fiscal quarter:

(i)	a First Lien Leverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00;

(ii)

a Total Leverage Ratio of 5.00 to 1.00; provided, that commencing after the eighth full fiscal quarter after the Effective Date, such Total Leverage Ratio level will instead be 4.50 to 1.00; provided further, that commencing after the eighth full fiscal quarter after the Effective Date, in connection with any Material Acquisition (as defined in the Credit Agreement), at the election of the Borrowers, the maximum Total Leverage Ratio for the next four testing periods after such Material Acquisition has been consummated will be automatically increased by 0.50 to 1.00 above the otherwise permitted Total Leverage Ratio for the applicable fiscal quarter (not to exceed 5.00 to 1.00 in any event); provided further, that (x) no more than two such elections may be made during the term of the Credit Agreement and (y) following the first such election, no subsequent election may be made unless the Total Leverage Ratio has been less than or equal to 5.00 to 1.00 as of the last day of at least two consecutive Test Periods (as defined in the Credit Agreement) following the expiration of the first increase; and

(iii)	an Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00.

For purposes of calculating the First Lien Leverage Ratio and the Total Leverage Ratio, the consolidated debt of the Parent Borrower and its Restricted Subsidiaries (as defined in the Credit Agreement) is reduced by up to $100 million of the aggregate amount of unrestricted cash and Permitted Investments (as defined in the Credit Agreement) of the Parent Borrower and its Restricted Subsidiaries.

The Credit Agreement is jointly and severally guaranteed on a senior basis by certain subsidiaries of the Parent Borrower organized in the United States and Cayman Islands. In addition, the Credit Agreement is secured by a pledge of the capital stock of, or equity interests in, certain subsidiaries of the Parent Borrower organized in the United States and the Cayman Islands and by substantially all of the assets of certain subsidiaries of the Parent Borrower organized in the United States and the Cayman Islands.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01. Other Events.

A copy of the press release announcing the Company’s entry into the Credit Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of February 7, 2022, by and among SMART Global Holdings, Inc., SMART Modular Technologies, Inc., the lenders party thereto and Citizens Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank.

99.1	Press Release, dated as of February 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SMART Global Holdings, Inc.

By:	/s/ Ken Rizvi
Name: Ken Rizvi
Title: Senior Vice President and Chief Financial Officer

February 7, 2022